UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	October 3, 2017

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K
As previously reported by Sempra Energy on a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2017 (the “August 25th Form 8-K”), on August 21, 2017, Sempra Energy, along with an indirect, wholly owned subsidiary of Sempra Energy (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Future Holdings Corp. (“EFH”) and Energy Future Intermediate Holding Company LLC (“EFIH”). EFH owns 100 percent of the membership interests of EFIH, which in turn owns 100 percent of the membership interests of Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), which owns 80.03 percent of the outstanding membership interests of Oncor Electric Delivery Company LLC (“Oncor”). Pursuant to the Merger Agreement and the First Amended Joint Plan of Reorganization filed by EFH and the substantial majority of its direct and indirect subsidiaries, including EFIH, but excluding Oncor Holdings and Oncor and their respective subsidiaries (the “EFH Debtors”), after the reorganization of the EFH Debtors, EFH will be merged with and into Merger Sub, with EFH continuing as the surviving company (the “Merger”).
As discussed below, Sempra Energy has updated (i) its plan regarding its anticipated ownership of EFH after the reorganization and consummation of the Merger and (ii) its plan to finance the approximately $9.45 billion of total cash consideration payable in connection with the Merger. Under this updated plan, Sempra Energy now expects to own 100 percent of the membership interests of EFH and will not raise any equity financing from third party investors in EFH, and Merger Sub will not incur any debt to finance any portion of the total Merger consideration. Sempra Energy expects to ultimately fund approximately 65 percent of the total Merger consideration with the net proceeds from sales of Sempra Energy equity and the remaining 35 percent with the net proceeds from issuances of Sempra Energy debt.
Item 1.01 Entry into a Material Definitive Agreement.
On October 3, 2017, Sempra Energy, Merger Sub, EFH and EFIH entered into a Waiver Agreement to the Merger Agreement (the “Waiver Agreement”). Pursuant to the terms of the Waiver Agreement, Sempra Energy and Merger Sub are no longer required or permitted to pursue or obtain the debt financing of Merger Sub or any alternative financing or other replacement financing in lieu thereof, as was previously contemplated in the Merger Agreement. EFH and EFIH waived the benefit of related provisions in the Merger Agreement and acknowledged that the satisfaction of those provisions is no longer a condition to the obligations of EFH and EFIH to consummate the Merger. In addition, the parties to the Merger Agreement agreed not to pursue a filing or obtain clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as it is the opinion of the parties that such a filing is not required for the transactions contemplated by the Merger Agreement. Obtaining the expiration or earlier termination of the waiting period under the HSR Act is no longer a condition of any party to consummate the transactions contemplated by the Merger Agreement.

The foregoing description of the Waiver Agreement is qualified in its entirety by reference to the full text of the Waiver Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01 Other Events.
Under the Merger Agreement, Sempra Energy will pay total Merger consideration of approximately $9.45 billion, subject to certain adjustments. As previously reported in the August 25th Form 8-K, following the reorganization and consummation of the Merger, Sempra Energy expected that it would own directly or indirectly approximately 60 percent of the membership interests of EFH, with the remaining approximately 40 percent held by certain trusts for the benefit of third party investors providing equity financing for the transaction. In addition, Sempra Energy anticipated that Merger Sub would incur $3.0 billion of indebtedness to finance a portion of the consideration payable in connection with the Merger.
Following discussions (i) with various stakeholders in Texas to gain their perspectives on how best Sempra Energy can meet the needs of Oncor customers and improve the likelihood of approval of the Merger by the Public Utility Commission of Texas (“PUCT”) and (ii) among Sempra Energy, EFH, EFIH and Oncor, Sempra Energy has updated its plan regarding its anticipated ownership of EFH after the reorganization and consummation of the Merger, and the expected sources of financing to fund the total consideration Sempra Energy will pay in the Merger from those reported in the August 25th Form 8-K.
Sempra Energy currently expects that it will directly or indirectly own, following the reorganization and consummation of the Merger, 100 percent of the membership interests of EFH and will not raise any equity financing from third party investors in EFH. Sempra Energy expects to ultimately fund approximately 65 percent of the approximately $9.45 billion of total Merger consideration with the net proceeds from sales of Sempra Energy equity and the remaining 35 percent with the net proceeds from issuances of Sempra Energy debt. Under the current financing plan, the total Merger consideration will be raised at Sempra Energy, and Merger Sub will not incur any debt to finance any portion of the Merger consideration. Sempra Energy’s ability to raise the necessary funds to pay the total Merger consideration through sales of its equity and debt securities is subject to market conditions and other risks and uncertainties, some of which are beyond the control of Sempra Energy.
Certain current and former directors and officers of Oncor own 0.22 percent of Oncor through Class B Membership Interests in Oncor Management Investment LLC. Based on the $9.45 billion payable in connection with the Merger, this 0.22 percent interest is equivalent to approximately $25.9 million. On October 3, 2017, Sempra Energy committed to Oncor and Oncor Holdings that contemporaneous with the closing of the Merger, approximately $25.9 million in cash will be provided in exchange for these interests or, if mutually agreed by the parties, alternative benefits and/or incentive plans will be provided. The consummation of the Merger is not conditioned on the consummation of the acquisition of the interests of Oncor Management Investment LLC.
On October 5, 2017, Sempra Energy and Oncor filed a joint application with the PUCT and an application with the Federal Energy Regulatory Commission seeking approval of the Merger.

Cautionary Note Regarding Forward-Looking Statements
This current report contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.

Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the Merger, including future financial or operating results of Sempra Energy or Oncor, Sempra Energy’s, EFH’s or Oncor’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the anticipated improvement in credit ratings of Oncor, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that Sempra Energy, EFH or Oncor may be unable to obtain bankruptcy court and governmental and regulatory approvals required for the Merger, or that required bankruptcy court and governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the transaction or be onerous to Sempra Energy; the risk that a condition to closing of the Merger may not be satisfied, including receipt of a satisfactory supplemental private letter ruling from the Internal Revenue Service; the risk that Sempra Energy may be unable to obtain the external financing necessary to pay the consideration and expenses related to the Merger on terms favorable to Sempra Energy, if at all; the risk that the transaction may not be completed for other reasons, or may not be completed on the terms currently contemplated; the expected timing to consummate the Merger; the risk that the businesses will not be integrated successfully or may be subject to unexpected or previously unknown risks or liabilities; the risk that the anticipated benefits from the transaction may not be fully realized or may take longer to realize than expected; disruption from the Merger may make it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the diversion of management time and attention to Merger-related issues and related legal, accounting and other costs, whether or not the Merger is completed.

Additional factors, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include: actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate; the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners; the resolution of civil and criminal litigation and regulatory investigations; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; modifications of settlements; delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to regulatory assets associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; the impact on the value of our investment in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services; risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; capital markets and economic conditions, including the availability of credit and the liquidity of our investments; fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations; changes in the tax code as a result of potential federal tax reform, such as the elimination of the deduction for interest and non-deductibility of all, or a portion of, the cost of imported materials, equipment and commodities; changes in foreign and domestic trade policies and laws, including border tariffs, revisions to favorable international trade agreements, and changes that make our exports less competitive or otherwise restrict our ability to export;

the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company’s (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation, and the potential risk of nonrecovery for stranded assets and contractual obligations; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the U.S. Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the company’s website at www.sempra.com. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits
 (d) Exhibits

Exhibit Number	Description

2.1	Waiver Agreement, dated as of October 3, 2017, by and among Sempra Energy, Sempra Texas Merger Sub I, Inc., Energy Future Intermediate Holding Company LLC and Energy Future Holdings Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: October 5, 2017	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Waiver Agreement, dated as of October 3, 2017, by and among Sempra Energy, Sempra Texas Merger Sub I, Inc., Energy Future Intermediate Holding Company LLC and Energy Future Holdings Corp.